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                                                                   EXHIBIT 99.1

                      [FORM OF SUBSCRIPTION CERTIFICATE]

                                           SUBSCRIPTION CERTIFICATE NUMBER:
                                                          NUMBER OF RIGHTS:
                                 EXPIRATION DATE: JULY 3, 1996, unless extended

                             HURCO COMPANIES, INC.

                 SUBSCRIPTION RIGHT FOR SHARES OF COMMON STOCK

                      SUBSCRIPTION PRICE: $4.63 PER SHARE

  THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED JUNE 6, 1996 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON & COMPANY INC. (THE "INFORMATION AGENT") AT WALL STREET PLAZA, NEW YORK, NEW YORK 10005 (TOLL-FREE (800) 223-2064). CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

  THIS SUBSCRIPTION CERTIFICATE (THE "SUBSCRIPTION CERTIFICATE") OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY STATE STREET BANK & TRUST COMPANY ("THE SUBSCRIPTION AGENT") WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON JULY 3, 1996, UNLESS EXTENDED FOR UP TO THIRTY (30) DAYS BY THE COMPANY AT THE REQUEST OF THE STANDBY PURCHASERS (THE "EXPIRATION TIME").

  THE RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE, IN WHOLE OR IN PART, MAY BE EXERCISED BY DULY COMPLETING AND SIGNING THE EXERCISE FORM. RIGHTS HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROSPECTUS AND INSTRUCTIONS FOR COMPLETING SUBSCRIPTION CERTIFICATES, ADDITIONAL COPIES OF WHICH ARE AVAILABLE FROM THE SUBSCRIPTION AGENT. AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.

  This nontransferable Subscription Certificate represents the number of Rights set forth above. The registered holder whose name is inscribed hereon (the "Holder") is entitled to subscribe for and purchase from Hurco Companies, Inc. (the "Company"), at the Subscription Price, one (1) share of common stock, no par value (the "Common Stock"), of Hurco Companies, Inc. (the "Company") for each whole Right evidenced hereby upon the terms and subject to the conditions set forth in the Prospectus and the Instructions for Completing Subscription Certificates. Common Stock subscribed for pursuant to exercise of the Basic Subscription Privilege shall be delivered as soon as practicable after the subscriptions have been accepted by the Subscription Agent. This Subscription Certificate also evidences the right of the Holder to subscribe for additional shares of Common Stock, subject to proration and to the conditions set forth herein and in the Prospectus. Common Stock subscribed for pursuant to the Oversubscription Privilege shall be delivered as soon as practicable after the Expiration Time and after all prorations have been effected.

Dated: June 6, 1996

    /s/ Roger J. Wolf                    /s/ Brian D. McLaughlin
    Secretary                            President
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        IMPORTANT: PLEASE READ ALL INSTRUCTIONS CERTIFICATE CAREFULLY.
                                 EXERCISE FORM

  The undersigned hereby irrevocably exercises one or more Rights to subscribe for share of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a) Number of shares subscribed for pursuant to the Basic Subscription
    Privilege: (a)__________

(b) Number of shares subscribed for pursuant to the Oversubscription Privilege:/1/ (b)__________

(c) Total shares (sum of lines (a) and (b)): (c)__________

(d) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription
    Privilege multiplied by the Subscription Price of $______:/2/ (d)__________

(e) Method of Payment (check and complete appropriate box(es)):

[_] Uncertified, certified or cashier's check, bank draft or money order in the amount of $______ payable to State Street Bank & Trust Company, subscription agent.

[_] Wire transfer in the amount of $______ directed to State Street Bank & Trust
    Company, subscription agent, ABA No. 0110-0002-8, Hurco Companies, Inc. Rights Offering DDA No.: 7608-355-9, Attention: BFDS CST REORG/HRCCM. Indicate name of institution wire transferring funds and name of registered holder: ____________________________________________________________________

(f) Notice of Guaranteed Delivery. Check the box below if Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following: [_]

  Name(s) of Registered holder _________________

  Window Ticket Number (if any) ________________

  Date of Execution of Notice of Guaranteed
  Delivery ______________________________ , 1996

  Name of Eligible Institution which Guaranteed
  Delivery _____________________________________

  Telephone Number _____________________________

                     IMPORTANT: RIGHTS HOLDERS SIGN BELOW.
     THE EXERCISE OF YOUR RIGHTS WILL NOT BE VALID UNLESS YOU SIGN BELOW.

__________________________________________
     (Signature(s) of Registered
              holder(s))

Dated:__________, 1996

  Must be signed by the registered holder(s) as name(s) appear(s) on this Subscription Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions for Completing Subscription Certificates. Please print.

Name: ____________________________________

Capacity (full title): ___________________

Address (including zip code): ____________

__________________________________________

Home Telephone Number (including area code): __________________

Business Telephone Number (including area code): ______________

Tax Identification or Social Security Number: _________________
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1. To exercise the Oversubscription Privilege, the undersigned must fully exercise the Basic Subscription Privilege. The maximum number of shares that may be subscribed for pursuant to the Oversubscription Privilege is 1,085,296.
2. If the aggregate Subscription Price paid by an exercising Rights holder is insufficient to purchase the number of shares of Common Stock that such holder indicates are being subscribed for, or if any exercising Rights holder does not specify the number of shares of Common Stock to be purchased, then such Rights holder will be deemed to have exercised first the Basic Subscription Privilege in full and second the Oversubscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered (subject to the limitation on the maximum number of shares permitted and to proration under certain circumstances as described in the Prospectus). If the aggregate Subscription Price paid by an exercising Rights holder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rights holder has indicated an intention to subscribe, then the Rights holder will be deemed to have exercised first the Basic Subscription Privilege (if not already fully exercised) and second the Oversubscription Privilege to the full extent of the excess payment tendered (subject to the restrictions described above). Any excess funds received in payment of the Subscription Price for shares that are subscribed for by a Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege will be mailed by the Subscription Agent as soon as practicable after the Expiration Time and after all prorations and adjustments as described in the Prospectus have been effected.

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